UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2015, Ocwen Financial Corporation (the “Company”) received a letter from the New York Stock Exchange (“NYSE”) notifying the Company that it was not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”). The Form 10-K was due by March 17, 2015, the prescribed due date pursuant to the Form 12b-25 that the Company had previously filed with the Securities and Exchange Commission. At this time, the Company is unable to provide an expected date on which it plans to file its Form 10-K.

On March 23, 2015, the Company issued a press release announcing receipt of the letter from the NYSE, a copy of which is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 8.01	Other Events

The Company expects that it will need additional time to file its Form 10-K as it continues to prepare information, such as regulatory, legal and liquidity updates, and to provide such information to the auditors for the purposes of their audit of the Company’s financial statements for the year ended December 31, 2014. The Company also needs additional time as it continues to analyze and review Home Loan Servicing Solutions, Ltd.’s (“HLSS”) ability to continue to meet its obligations to fund new servicing advances. As described more fully below, a failure by HLSS to fund new servicing advances could have a material negative impact on the Company’s financial condition, and the Company requires additional time to prepare information related to its ability to operate as a going concern and to provide such information to the auditors for the purposes of their audit of the Company’s financial statements for the year ended December 31, 2014.

On March 18, 2015, HLSS filed a Form 8-K with the Securities and Exchange Commission indicating that it required additional time to prepare information related to its ability to operate as a going concern and to provide such information to its auditors for the purposes of their audit of the HLSS’ financial statements for the year ended December 31, 2014. HLSS has yet to file its audited financial statements for the year ended December 31, 2014.

Pursuant to the Company’s agreements with HLSS, HLSS has acquired Rights to MSRs and related servicing advances, and has assumed the obligation to fund new servicing advances in respect of the Rights to MSRs. The Company remains the named servicer on loans for which the Rights to MSRs have been sold to HLSS and continues to service the loans. Consequently, the Company is dependent upon HLSS for financing of the servicing advance obligations for MSRs where the Company is the named servicer because the Company is contractually required under its servicing agreements to make the relevant servicing advances even if HLSS does not. As of December 31, 2014, the Company was the named servicer of Rights to MSRs sold to HLSS pertaining to approximately $160.8 billion in UPB and the associated outstanding servicing advances as of such date were approximately $6.1 billion. The Company believes that HLSS is dependent upon its own advance financing facilities in order to fund a substantial portion of the servicing advances that it is contractually obligated to make pursuant to our agreements with them.

Although the Company is not an obligor or guarantor under HLSS’ advance financing facilities, the Company is a party to certain of the facility documents as the named servicer of the underlying loans on which advances are being financed. A purported owner of the notes issued by a HLSS advance financing facility recently asserted that events of default have occurred under the indenture governing those notes based on alleged failures by the Company to comply with applicable laws and regulations and the terms of the servicing agreement to which the applicable servicing advances relate. While the Company has vigorously defended itself against these allegations, the Company has consented to an arrangement between HLSS and the indenture trustee for those notes that provides for a standstill for the indenture trustee to investigate the allegations of the default during which the indenture trustee will not initiate a court proceeding. If the eventual outcome of this matter were to involve an event of default being declared under this advance financing facility, this advance financing facility may fail to perform as envisaged. The Company currently does not have any committed or executed financing arrangements to provide for funding the ongoing advances assumed by HLSS, and the Company cannot provide any assurances that such financing would be available, or if available, could be obtained at terms and conditions acceptable to the Company, if the need arose.

On February 23, 2015, New Residential Investment Corp. announced that it has entered into a definitive agreement to acquire all of the outstanding shares of HLSS, however, there is no guarantee that the transaction will close. The impact that this transaction, if completed, may have on the Company is currently unknown.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

 Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen's reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on August 18, 2014) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on October 31, 2014). Anyone wishing to understand Ocwen's business should review its SEC filings. Ocwen's forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

Exhibit 99.1	Press Release of Ocwen Financial Corporation dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: March 23, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)